Exhibit 99.(4)(k)(1)

POLICY NUMBER: [VF99999990]

POLICY SPECIFICATIONS

Summary Of Coverages Effective On The Policy Date

R19ARL	Annual Renewable Term Rider - Last Survivor [(Guaranteed Issue)]
S19ARL
	Rider Face Amount:	[$100,000] [
	Insured:	JOHN DOE]
	Sex and Age:	[MALE 35]
	Risk Class:	[STANDARD NONSMOKER]

	Additional Insured:	[JANE DOE]
	Sex and Age:	[FEMALE 35]
	Risk Class:	[STANDARD NONSMOKER]

	[Effective Date:	[November 1, 2019]]

POLICY SPECIFICATIONS

Table of Cost of Insurance (COI) Rates for

Annual Renewable Term Rider- Last Survivor [(Guaranteed Issue)]

Insured:	[JOHN DOE]
Additional Insured:	[JANE DOE]

Maximum Monthly Cost of Insurance Rates Per $1000.00 of Net Amount at Risk Applicable to this Coverage.

Policy Year	COI Rate	Policy Year	COI Rate	Policy Year	COI Rate
[1	0.00005	30	0.06279	59	14.73282
2	0.00019	31	0.07520	60	16.62198
3	0.00038	32	0.08978	61	18.56890
4	0.00062	33	0.10696	62	20.97631
5	0.00087	34	0.12735	63	23.64798
6	0.00114	35	0.15198	64	26.62377
7	0.00143	36	0.18225	65	29.88385
8	0.00174	37	0.22011	66	33.40502
9	0.00208	38	0.26781	67	36.54001
10	0.00245	39	0.32721	68	39.73476
11	0.00278	40	0.40080	69	42.93904
12	0.00323	41	0.49140	70	46.09981
13	0.00370	42	0.60134	71	49.15432
14	0.00426	43	0.73578	72	52.03466
15	0.00491	44	0.90006	73	56.03174
16	0.00570	45	1.10427	74	60.45276
17	0.00673	46	1.36097	75	65.37585
18	0.00806	47	1.67915	76	70.89654
19	0.00975	48	2.04483	77	77.13600
20	0.01176	49	2.48191	78	83.33333
21	0.01409	50	3.02017	79	83.33333
22	0.01666	51	3.75688	80	83.33333
23	0.01948	52	4.56554	81	83.33333
24	0.02270	53	5.52621	82	83.33333
25	0.02643	54	6.67604	83	83.33333
26	0.03094	55	7.99731	84	83.33333
27	0.03659	56	9.48679	85	83.33333
28	0.04370	57	11.10885	86	83.33333
29	0.05234	58	12.86114	87 +	0]

POLICY SPECIFICATIONS

Table of Maximum Monthly Coverage Charges for

Annual Renewable Term Rider — Last Survivor [(Guaranteed Issue)]

Insured:	[JOHN DOE]
Additional Insured:	[JANE DOE]

Policy Year	Coverage Charge	Policy Year	Coverage Charge	Policy Year	Coverage Charge
[1	$16.32	30	16.32	59	16.32
2	16.32	31	16.32	60	16.32
3	16.32	32	16.32	61	16.32
4	16.32	33	16.32	62	16.32
5	16.32	34	16.32	63	16.32
6	16.32	35	16.32	64	16.32
7	16.32	36	16.32	65	16.32
8	16.32	37	16.32	66	16.32
9	16.32	38	16.32	67	16.32
10	16.32	39	16.32	68	16.32
11	16.32	40	16.32	69	16.32
12	16.32	41	16.32	70	16.32
13	16.32	42	16.32	71	16.32
14	16.32	43	16.32	72	16.32
15	16.32	44	16.32	73	16.32
16	16.32	45	16.32	74	16.32
17	16.32	46	16.32	75	16.32
18	16.32	47	16.32	76	16.32
19	16.32	48	16.32	77	16.32
20	16.32	49	16.32	78	16.32
21	16.32	50	16.32	79	16.32
22	16.32	51	16.32	80	16.32
23	16.32	52	16.32	81	16.32
24	16.32	53	16.32	82	16.32
25	16.32	54	16.32	83	16.32
26	16.32	55	16.32	84	16.32
27	16.32	56	16.32	85	16.32
28	16.32	57	16.32	86	16.32
29	16.32	58	16.32	87+	0]